UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 16, 2007

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2007, the Board of Directors (the "Board") of Kimball International, Inc. (the "Company") approved a resolution to amend the By-laws of the Company. The resolution contained seven amendments to the By-laws which are effective October 16, 2007.

1. Article V: Directors, Section 1 - Number was amended to change the number of members that the Board shall consist of to nine (9) members, eight (8) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class. The previous provision was that the Board of the Company shall consist of eleven (11) members, ten (10) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class.

2. Article V: Directors, Section 5 - Fees was amended to specify that each Director will receive an annual retainer. The previous provision was that each Director would receive an annual retainer plus a sum for each of the six (6) regular meetings of the Board.

3. Article VI: Directors' Meetings, Section 1 - Regular Meetings was amended to remove the specific months that regular meetings of the Board are held. The previous provision was that regular meetings of the Board were to be held in the months of February, April, June, August, October and December.

4. Article IX: Officers, Section 1 - Titles was amended to allow for flexibility in the officers named to the Company. The amendment states that officers of the Company may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, an Assistant to the Chief Executive Officer, a Chief Financial Officer, a Chief Administrative Officer, an Assistant to the President, one or more Chief Operations Officer(s), a Secretary, a Treasurer, a Chief Accounting Officer, one or more Senior Executive Vice Presidents, Executive Vice Presidents or Vice Presidents, and one or more Assistants to the officers of the corporation. The previous provision was that the officers of the Company shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, an Assistant to the Chief Executive Officer, a Chief Financial Officer, a Chief Administrative Officer, an Assistant to the President, one or more Chief Operations Officer(s), a Secretary, a Treasurer and a Chief Accounting Officer. In addition, the previous provision stated that the Board may elect, at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, one or more Senior Executive Vice Presidents, Executive Vice Presidents or Vice Presidents, and one or more Assistants to the officers of the corporation.

5. Article XI: Stock, Section 1 -  Stock Certificates was amended to specifically authorize the issuance of uncertificated shares.  The amendment states that stock certificates of the Company will be issued only as required by law or as otherwise authorized by the Secretary or Assistant Secretary of the Company.  In the case where stock certificates are not issued the shares will be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.  The amendment goes on to specify that the Secretary will ensure that the records of issuance of all uncertificated shares and the transfer, exchange, conversion, surrender or redemption thereof, will be maintained by the appointed transfer agent of the corporation through a direct registration system or other book-entry record keeping system that the Secretary approves.  Any shares issued in uncertificated form shall not affect shares already represented by certificates until they are surrendered to the corporation.  However, each shareholder may request uncertificated shares to be issued as stock certificates.  The previous provision did not specifically authorize shares to be issued in uncertificated form.

6. Article XI: Stock, Section 2 - Transfer of Shares was amended to specify the procedure for transferring uncertificated shares.  The previous provision did not contain a procedure for transferring uncertificated shares.

7. Article XI: Stock, Section 3 - Replacing Certificates was amended to specify that if a certificate of stock is lost or destroyed that a new certificate or uncertificated shares may be issued upon the submission of proper proof of stock ownership.  The previous provision was that a new certificate would be issued.

This summary is not intended to be complete and is qualified in its entirety by reference to the Restated By-laws of Kimball International, Inc. included as Exhibit 3 (b) to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3 (b) Restated By-laws of Kimball International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: October 16, 2007

EXHIBIT INDEX

Exhibit
Number	Description
3 (b)	Restated By-laws of Kimball International, Inc.

4